                                  Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


SCB Computer Technology, Inc.
Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-1590, Form S-8 No. 333-36971 and Form S-8 No. 333-68343), of our report dated August 11, 2000, relating to the consolidated financial statements and schedule of SCB Computer Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2000 .


Atlanta, Georgia
August 14, 2000